Avantair, Inc. Reports Fiscal Fourth Quarter and Full Year 2009 Financial Results
Achieves Full Year Operating Profitability and Revenue Growth of 18%

CLEARWATER, Fla. — September 28, 2009  — Avantair, Inc. (OTCBB: AAIR), the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, today announced financial results for its fiscal fourth quarter and year ended June 30, 2009.

Fourth Quarter Fiscal 2009 Highlights:

•	Total revenues of $34.1 million, an increase of 8.6%, as compared to $31.4 million for the three months ended June 30, 2008.

•	Operating loss of $684,000, compared with an operating loss of $2.1 million in the fourth quarter of 2008.

•	EBITDA profit (profitable results from operations before depreciation and amortization) of $908,000, compared with an EBITDA loss of $1.3 million in the fourth fiscal quarter of 2008.

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Net loss attributable to common stockholders of $1.4 million, or $0.09 per basic and diluted common share, compared with a net loss attributable to common stockholders of $3.7 million, or $0.24 per basic and diluted common share, for the fiscal fourth quarter of 2008.

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Closed initial tranches of a PIPE (Private Investment in a Public Entity) financing on June 30th for gross proceeds of approximately $1.4 million, and on September 25th (subsequent event) for $0.6 million.

Avantair, Inc.

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Quarter-over-quarter gains in charter cards sold, new Axis Club membership, and overall market share in North American fractional aircraft industry with stronger gains into the first fiscal quarter 2010.

•	Acquired one new Piaggio Avanti aircraft.

Full Year Fiscal 2009 Highlights:

•	Total revenues of $136.8 million, an increase of 18.3%, as compared to $115.6 million for the fiscal year ended June 30, 2008.

•	Operating income of $38,000, compared to an operating loss of $16.6 million for fiscal year 2008.

•	EBITDA profit of $5.3 million, compared with EBITDA loss of $12.9 million for fiscal year 2008.

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Net loss attributable to common stockholders of $5.9 million, or $0.39 per basic and diluted common share, compared with a net loss attributable to common stockholders of $19.8 million, or $1.30 per basic and diluted common share for fiscal year 2008.

•	Record number of revenue-generating flight hours flown for fiscal year 2009.

Steven Santo, Chief Executive Officer of Avantair, stated, “We closed fiscal year 2009 with another quarter of strong business performance, resulting in operating profitability and solid revenue growth to a record $136.8 million.  Charter card sales continue to exceed our expectations and we are gaining strong traction in Axis Club membership.  Overall growth in each strategic category of unit sales coupled with new seasonal record numbers of revenue-generating flight hours flown is driving significant economies of scale and maintenance efficiencies.  As we’ve added fractional owners, new customers and flight hours, we have also increased our employee total headcount, including new sales representatives and pilots, by a proportionate level to keep pace with our growth.

“Our total fleet size as of June 30th remained consistent with the prior quarter at 52 aircraft as we took delivery of a new Piaggio Avanti aircraft and sold one of our older core aircraft during the fourth quarter.  The net profit derived from the sale of this core aircraft demonstrates that the Avanti aircraft maintains value over time even as the value of other competing light jet aircraft has fallen dramatically, especially through the economic downturn.

Avantair, Inc.

“More than ever, customers are looking for value in today’s market,” Mr. Santo continued. “In the fractional industry, we service the high value, low cost niche extremely well with superior aircraft designed to achieve high utilization and efficient turnaround times, contributing to lower operating costs and among the lowest fuel charges for available programs. We were able to take advantage of more favorable engine overhaul pricing from our new engine service vendor in the fourth quarter to position ourselves for a more balanced maintenance spend going forward.   Our operating results indicate that we are successfully gaining market share through customer satisfaction, brand recognition and referral business, which we believe will lead to long term sustainability in recurring revenues and form a basis for future profitability.  Our team made great progress this past fiscal year and we look forward to ongoing growth, expansion and new milestone achievements in the year ahead.”

Conference Call

Chief Executive Officer Steven Santo, Chief Financial Officer Richard Pytak and Chief Operating Officer Kevin Beitzel will hold a conference call with the financial community on Tuesday morning, September 29, 2009, at 8:00 a.m. Eastern time to review the Company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing 1-888-846-5003 (480-629-9856 for international callers). When prompted, ask for the "Avantair, Inc. Fourth Quarter 2009 Earnings Conference Call." A telephonic replay of the conference call may be accessed approximately two hours after the call through October 9, 2009, by dialing 800-406-7325 (303-590-3030 for international callers). The replay access code is 4164785 #. The conference call will be webcast simultaneously on the Avantair, Inc. website at www.avantair.com under the Investors section. The webcast replay will be archived for 12 months.

Avantair, Inc.

About Avantair

Avantair, the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, is headquartered in Clearwater, FL, with approximately 450 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership.  The Company currently manages a fleet of 52 aircraft, with another 56 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: http://www.avantair.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.  Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks.  Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov , discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact:

Avantair, Inc.	The Piacente Group, Inc.
Richard Pytak	Brandi Piacente
Chief Financial Officer	Investor Relations
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	avantair@tpg-ir.com

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended June 30,		Year Ended June 30,
	2009	2008	2009	2008
Revenue
Fractional aircraft sold	$12,386,160	$11,793,201	$51,864,010	$43,426,696
Maintenance and management fees	17,886,211	16,090,000	70,693,367	58,211,457
Charter card and Axis Club membership revenue	2,881,259	1,771,820	9,384,110	7,236,151
Other revenue	929,885	1,733,789	4,885,563	6,744,679

Total revenue	34,083,515	31,388,809	136,827,050	115,618,983

Operating expenses
Cost of fractional aircraft shares sold	10,497,662	10,264,521	44,118,352	36,637,959
Cost of flight operations	12,673,823	11,249,573	46,723,184	50,058,692
Cost of fuel	2,819,282	4,115,481	13,349,084	16,489,422
General and administrative expenses	6,177,004	5,850,720	23,628,541	20,703,120
Selling expenses	1,007,254	1,277,922	3,736,424	4,670,246
Depreciation and amortization	1,592,467	745,732	5,233,250	3,624,710
Total operating expenses	34,767,492	33,503,948	136,788,835	132,184,149

Income (loss) from operations	(683,977)	(2,115,139)	38,215	(16,565,166)

Other income (expenses)
Interest income	7,201	64,495	46,073	482,666
Other income	1,394,764	520,292	1,397,012	861,662
Interest expense	(1,785,377)	(1,806,174)	(5,942,221)	(3,661,227)
Total other expenses	(383,412)	(1,221,387)	(4,499,136)	(2,316,899)

Net loss	(1,067,389)	(3,336,526)	(4,460,921)	(18,882,065)

Preferred stock dividend and accretion of expenses	(360,401)	(367,992)	(1,488,071)	(903,851)
Net loss attributable to common stockholders	$(1,427,790)	$(3,704,518)	$(5,948,992)	$(19,785,916)

Loss per common share:
Basic and diluted	$(0.09)	$(0.24)	$(0.39)	$(1.30)

Weighted- average common shares outstanding:
Basic and diluted	15,289,806	15,259,476	15,306,725	15,230,482

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

ASSETS

	June 30,
	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$3,773,789	$19,149,777
Accounts receivable, net of allowance for doubtful accounts of $187,842 at June 30, 2009 and $213,487 at June 30, 2008	5,711,055	5,692,809
Inventory	140,997	252,407
Current portion of aircraft costs related to fractional sales	36,910,206	40,417,203
Current portion of notes receivable	272,731	832,107
Prepaid expenses and other current assets	1,278,506	2,173,992

Total current assets	48,087,284	68,518,295

Aircraft costs related to fractional share sales,net of current portion.	70,199,786	92,383,071

Property and equipment, at cost, net of accumulated depreciation and amortization of $11,695,228 at June 30, 2009 and $8,640,096 at June 30, 2008	29,842,365	25,663,264

OTHER ASSETS
Cash- restricted	2,352,337	2,826,290
Deposits on aircraft	9,264,890	8,679,277
Deferred maintenance on aircraft engines	1,538,175	2,228,509
Notes receivable-net of current portion	-	1,008,223
Goodwill	1,141,159	1,141,159
Other assets	1,639,407	2,029,367

Total other assets	15,935,968	17,912,825

Total assets	$164,065,403	$204,477,455

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS' DEFICIT

	June 30,
	2009	2008

CURRENT LIABILITIES
Accounts payable	$7,307,320	$4,718,355
Accrued liabilities	5,010,745	5,528,472
Customer deposits	1,282,936	1,905,682
Short-term notes payable	11,500,000	15,775,260
Current portion of long-term notes payable	11,020,590	6,648,093
Current portion of deferred revenue related to fractional aircraft share sales.	43,385,779	47,778,900
Unearned management fee and charter card revenues	17,807,796	16,316,044

Total current liabilities	97,315,166	98,670,806

Long-term notes payable, net of current portion	20,111,011	23,856,322
Deferred revenue related to fractional aircraft share sales, net of current portion.	65,071,197	96,525,785
Other liabilities	3,047,329	2,636,730

Total long-term liabilities	88,229,537	123,018,837

Total liabilities	185,544,703	221,689,643

COMMITMENTS AND CONTINGENCIES
Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,528,383	14,439,358

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 16,463,615 shares issued and outstanding at June 30, 2009 and 15,286,792 shares issued and outstanding at June 30, 2008	1,646	1,529
Additional paid-in capital	45,419,060	45,314,393
Accumulated deficit	(81,428,389)	(76,967,468)

Total stockholders' deficit	(36,007,683)	(31,651,546)

Total liabilities and stockholders' deficit	$164,065,403	$204,477,455